                                                                    Exhibit 99.5


(Illustration of street corner, office buildings, pedestrians, and cars. Street signs labeled, "McDonald's" and "Wall Street.")

McDonald's Corporation Stock Purchase Plan
(This is printed vertically in a border on the right side of the page.) MCDirect Shares (Illustration of MCDirect Shares logo appears in bottom right corner.)

Dear Investor:

McDonald's is the largest and best-known global foodservice retailer, with over 20,000 locations in 99 countries. Yet on any given day, even as the market leader, McDonald's serves less than one-half of one percent of the world's population. To capitalize on this enormous opportunity, we continue to challenge ourselves to reach even higher levels of excellence in understanding and meeting the needs and expectations of our customers.

Our vision is to dominate the global foodservice marketplace by being the customers' first choice for food service. Our goals to achieve this vision are to improve customer satisfaction, increase market share by accelerating expansion and growing sales at existing restaurants, and enhance profitability and returns.

MCDirect Shares is a direct stock purchase plan through which investors can begin and build their McDonald's shareownership and reinvest dividends.

I look forward to sharing ownership of McDonald's and our future with you.

Sincerely,



/s/ Michael R. Quinlan
Michael R. Quinlan
Chairman and Chief Executive Officer
Shareholder

December 1996

About McDonald's

Stock trading symbol
MCD

Compound annual total return to investors for the ten-year period ended December 31, 1995 a bar chart depicting compound annual total return to investors for the ten year period ending December 31, 1995 for the following:

McDonald's Common Stock                              18.4%
Dow Jones Industrial Average                         16.4
Standard & Poor's 500                                14.9
Wilshire 5000                                        14.2
Lehman Brothers Government/Corporate Bond Index       9.6
Donoghue Money Fund                                   5.7

Market price per common share
in dollars

a line graph depicting McDonald's quarterly stock price range and price at quarter end for:

                             High         Low          End
1991, First Quarter         17.688       13.063       17.375
      Second Quarter        18           15.625       16.438
      Third Quarter         17.938       15           17.5
      Fourth Quarter        19.9375      16.438       19
1992, First Quarter         22.5         19.188       19.938
      Second Quarter        23.75        19.688       23
      Third Quarter         23.625       20.563       22.188
      Fourth Quarter        25.188       20.438       24.375
1993, First Quarter         27.125       23.375       26.375
      Second Quarter        26.75        22.75        24.5
      Third Quarter         27.75        24.125       25.875
      Fourth Quarter        29.5         25.625       28.5
1994, First Quarter         31.25        27.25        28.375
      Second Quarter        31.375       27.625       28.875
      Third Quarter         29.75        25.625       26.375
      Fourth Quarter        29.875       25.875       29.25
1995, First Quarter         35.75        28.625       34.125
      Second Quarter        39.25        33.75        39.125
      Third Quarter         41.5         35.875       38.25
      Fourth Quarter        48           37.75        45.125

Compound annual growth rates
for the ten-year period ended December 31, 1995

Systemwide sales                             10.5%
  U.S.                                        6.0
  Outside of the U.S.                        20.6
Total revenues                               10.2
Operating income                             11.1
  U.S.                                        5.2
  Outside of the U.S.                        23.8
Net income                                   12.7
Net income per common share                  13.6
Cash provided by operations                  10.9
Total assets                                 11.8
Total shareholders' equity                   13.4
Total return to investors on common stock    18.4

These results are not indicative of future performance, which is dependent upon a variety of factors.

McDonald's many strengths have made us the leading foodservice organization in the global consumer marketplace:

- One of the strongest brands in the world; our marketing and promotional activities are designed to nurture our brand by focusing on value, taste, and customer satisfaction.

- Our commitment to franchising awards restaurants to full-time, on-premise owner/operators with an equity interest in their McDonald's restaurant business. They contribute to McDonald's revenues by paying rents and service fees based on sales.

- Our advanced operational systems combine stringent product standards, strict operating procedures, and close working relationships among thousands of dedicated employees, franchisees and suppliers, and are designed to produce a 100 percent McDonald's experience: hot and tasty food, fast and friendly service, and accurate orders.

- Our supply network seeks to optimize supply sources in markets around the world. The result is a global, lower-cost, high-quality, flexible supply infrastructure. We maintain a sense of loyalty and fairness toward our suppliers, many of whom have responded to our needs by investing capital in manufacturing and processing facilities, and by advancing new technology and ideas.

McDonald's current global leadership position reflects the hard work of the men and women of the McDonald's System--our employees, franchisees, joint-venture partners and suppliers. Together we are striving to improve our market share and competitive position, achieve 100 percent customer satisfaction and improve profitability.

Financial summary



(Dollars rounded to millions, except per common
share data and average restaurant sales)             1995    1994    1993    1992    1991
------------------------------------------------------------------------------------------
Systemwide sales                                   $29,914  25,987  23,587  21,885  19,928
  U.S.                                             $15,905  14,941  14,186  13,243  12,519
  Outside of the U.S.                              $14,009  11,046   9,401   8,642   7,409
------------------------------------------------------------------------------------------
Systemwide sales by type
  Operated by franchisees                          $19,123  17,146  15,756  14,474  12,959
  Operated by the Company                          $ 6,863   5,793   5,157   5,103   4,908
  Operated by affiliates                           $ 3,928   3,048   2,674   2,308   2,061
------------------------------------------------------------------------------------------
Average sales by Systemwide restaurants
open at least one year, in thousands               $ 1,844   1,800   1,768   1,733   1,658
Revenues from franchised restaurants               $ 2,931   2,528   2,251   2,031   1,787
Total revenues                                     $ 9,795   8,321   7,408   7,133   6,695
Operating income                                   $ 2,601   2,241   1,984   1,862   1,679
Income before provision for income taxes           $ 2,169   1,887   1,676   1,448   1,299
Net income                                         $ 1,427   1,224   1,083     959     860
Cash provided by operations                        $ 2,296   1,926   1,680   1,426   1,423
------------------------------------------------------------------------------------------
Financial position at year end
  Net property and equipment                       $12,811  11,328  10,081   9,597   9,559
  Total assets                                     $15,415  13,592  12,035  11,681  11,349
  Long-term debt                                   $ 4,258   2,935   3,489   3,176   4,267
  Total shareholders' equity                       $ 7,861   6,885   6,274   5,892   4,835
------------------------------------------------------------------------------------------
Per common share
  Net income                                         $1.97    1.68    1.45    1.30    1.17
  Dividends declared                                  $.26     .23     .21     .20     .18
  Total shareholders' equity at year end            $10.72    9.20    8.12    7.39    6.73
  Market price at year end                         $45 1/8  29 1/4  28 1/2  24 3/8      19
------------------------------------------------------------------------------------------
Restaurants at year end
  Systemwide restaurants                            18,380  15,950  14,163  13,093  12,418
     U.S.                                           11,368  10,238   9,397   8,959   8,764
     Outside of the U.S.                             7,012   5,712   4,766   4,134   3,654

     Traditional restaurants                        16,809  15,205  13,993  13,093  12,418
     Operated by franchisees                        11,240  10,458   9,832   9,237   8,735
     Operated by the Company                         3,513   3,083   2,699   2,551   2,547
     Operated by affiliates                          2,056   1,664   1,462   1,305   1,136

     U.S.                                           10,341   9,744   9,283   8,959   8,764
     Outside of the U.S.                             6,468   5,461   4,710   4,134   3,654
------------------------------------------------------------------------------------------
Number of countries at year end                         89      79      70      65      59
------------------------------------------------------------------------------------------

The information contained in this Summary highlights some aspects of the Company's business, but is not a complete description of the Company, its activities or its prospects. This Summary should be read in conjunction with the accompanying Prospectus and the documents incorporated by reference therein.

Key competitive strategies

1995 Highlights
-  $29.9 billion in Systemwide sales
-  $2.6 billion in operating income
-  over $1.4 billion in net income
-  an asset base over $15.4 billion

Pie charts depicting

                                      1990                                 1995
                                                 Outside                               Outside
                          Total       U.S.       the U.S.      Total       U.S.        the U.S.
Systemwide sales          $  18.8     $ 12.3       $  6.5      $  29.9     $  15.9     $ 14.0
in billions of dollars

Operating income*         $   1.6     $  1.0       $   .6      $   2.6     $   1.2     $  1.4
in billions of dollars

Assets**                  $  10.7     $  5.9       $  4.6      $  15.4     $   7.0     $  8.2
in billions of dollars

Restaurants                11,803      8,576        3,227       18,380      11,368      7,012

*Graph excludes Corporate G&A expense of $48 and $26 million in 1995 and 1990, respectively.
**Graph excludes Corporate assets of $169 and $176 million in 1995 and 1990, respectively.

Our key competitive strategies

Despite today's global leadership position, we are not satisfied. We want to create or increase the gaps between us and our competitors so that we dominate in every market around the world. In our effort to achieve this vision, we will focus intensely on customer satisfaction, market share and profitability. Supporting this focus are three competitive strategies: Convenience, Value and Execution.

- Convenience . . . Making McDonald's easy to visit by profitably adding restaurants worldwide, wherever people live, work, shop, play or gather.

- Value . . . Supporting value pricing for customers by using McDonald's economies of scale to lower development and operating costs.

- Execution . . . Satisfying customers by understanding and anticipating their changing needs and providing a 100 percent McDonald's experience: hot and tasty food, fast and friendly service, and accurate orders.

These strategies have supported McDonald's growth by satisfying millions of customers around the world each day. Likewise, McDonald's seeks to apply these same strategies to our direct stock purchase plan, MCDirect Shares.

About MCDirect Shares

(Illustration of female holding a ladder for male who is climbing to drop a coint into a Ronald McDonald bank while a third person looks on. Caption:
"MCDirect Shares makes investing in McDonald's convenient.")

Convenience
Initial Stock Purchases

It's convenient to make your initial purchase of McDonald's stock. First, read the accompanying prospectus and the instructions on the enclosed enrollment form. Then, send the completed form with a check or money order for $1,000 or more to First Chicago Trust Company, the Plan Administrator, or sign up for the automatic investment option described below. A $5 enrollment fee will be deducted from initial investments. Shares are generally purchased weekly, and daily when practical.

Additional Stock Purchases
After you are enrolled in MCDirect Shares, you may buy additional shares through:

Investment by check or money order. You may send a check or money order for at least $100 and the detachable transaction form on the bottom of your account statement or transaction advice to First Chicago Trust Company. They do the investing for you. Your investment, less applicable fees, will buy full and fractional shares of McDonald's common stock.

Automatic investments. You may authorize automated monthly withdrawals for as little as $100 from your account at a U.S. financial institution. After the authorization, your money, less applicable fees, is automatically invested.
Note: McDonald's System members may be eligible to invest through automatic payroll deductions. Please see your employer for details.

Total Investments
Investments, whether by check, money order and/or automated withdrawal, cannot exceed $250,000 per year.

Dividend Reinvestment

Dividends on shares held in MCDirect Shares will be reinvested, less applicable fees. Under U.S. Federal tax law, dividends are subject to tax, whether paid in cash or reinvested.

Value
Purchases

MCDirect Shares makes buying McDonald's stock more cost-effective when compared to traditional means. The trading fee is 10c per share (with a $5 maximum), plus an investment fee of $5 if paid by check or money order, or $1 if paid by automated withdrawal.

Sales
Under MCDirect Shares, you may sell some or all of your whole shares of McDonald's stock. As with purchases, First Chicago Trust Company will handle stock sales, at a lower cost than more traditional means. You will be charged 10c per share (with a $5 maximum) plus a $10 sales fee. Shares will generally be sold weekly, and daily when practical.

Administration
A $5 enrollment fee will be deducted from your initial investment and a $3 annual account fee will be deducted in quarterly installments from cash dividends to be reinvested.

(Illustration of street corner, office buildings, pedestrians, and cars. Street signs labeled, "McDonald's" and "Wall Street." Caption: "MCDirect Shares makes investing in McDonald's more affordable.")

Safekeeping

By using MCDirect Shares safekeeping feature, you do not have to worry about loss, theft or damage of your McDonald's stock certificates. Shares purchased for you through MCDirect Shares will be held in an account in your name. You may also deposit McDonald's stock certificates you hold in your account for safekeeping. If you want a certificate sent to you, we'll do so promptly at no cost. You may sell shares held in safekeeping and will be charged applicable fees.

Execution
Recordkeeping

To simplify financial recordkeeping, you will receive quarterly statements detailing activity for that quarter. Each statement will include a tear-off form for making additional purchases and requesting other transactions. You will also receive a transaction advice after each investment or transaction.

IRA
You can establish an Individual Retirement Account (IRA) which invests in McDonald's stock through MCDirect Shares. To do this, you can either roll over funds from an existing IRA (or other qualified plan distribution) valued at $1,000 or more, or you can make an initial IRA investment of $1,000 or more. Because special tax consequences may apply if you participate in the Plan through an IRA, consult your tax advisor regarding participation.

Gifts and Transfers
MCDirect Shares allows you to transfer shares of McDonald's stock from your Plan account, without charge. Recipients owning 25 shares or more may enroll in MCDirect Shares.

(Illustration of bear and bull facing each other, nose to nose, with a road leading to the Golden Arches. Caption: "MCDirect Shares provides customized services for long-term investors.")

Enrollment
MCDirect Shares makes investing more convenient and cost-effective. If you want these benefits, join the Plan and invest in McDonald's.

1 - If you are not a McDonald's shareholder, complete the enclosed enrollment form and either make an initial investment of $1,000 or more, or sign up for automatic monthly investments of $100 or more.

2 - If you are a McDonald's shareholder, and hold 25 or more shares directly in your name, complete and return the enclosed enrollment form. If you own less than 25 shares, you must also make an initial investment of $1,000 or more, or sign up for automatic monthly investments of $100 or more.

3 - If you are a member of the McDonald's System, you may be eligible to enroll through automatic payroll deductions. Please see your employer for details.

Note: This Plan may not be available in some countries outside of the U.S. because of local laws.

MCDirect Shares Prospectus
11,500,000 Shares of Common Stock ($.01 Par Value)

McDonald's Corporation ("McDonald's" or the "Company") hereby offers MCDirect Shares (the "Plan"), a direct stock purchase plan through which investors can begin and build their McDonald's shareownership and reinvest dividends. Under the Plan,

- Persons who are not shareholders may enroll either by investing at least $1,000 or by authorizing automatic monthly withdrawals ("Automatic Investments") of at least $100.

- Shareholders who hold at least 25 shares of McDonald's common stock, $.01 par value ("Common Stock") in their name may enroll. Shareholders who hold less than 25 shares in their name may enroll either by investing at least $1,000 or by authorizing monthly Automatic Investments of at least $100.

- McDonald's System members may also join the Plan and invest in Common Stock by authorizing payroll deduction contributions to the Plan of at least $20, if offered by their employers.

- Cash dividends will automatically be reinvested in additional shares of Common Stock.

- Once enrolled, participants may make additional investments of $100 or more.

- Shareholders may deposit their Common Stock certificates with the Administrator for safekeeping, whether or not they participate in the Plan.

- Participants may establish an Individual Retirement Account ("IRA") which invests in McDonald's stock through the Plan.

- Participants will be required to pay certain fees in connection with the Plan.

First Chicago Trust Company of New York has been appointed Administrator for the Plan ("Administrator"). All Plan purchases will be made by the Administrator at 100% of the then current market price of the Common Stock, calculated as described herein, either in the open market or from the Company.

These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 1, 1996.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

Table of Contents
2 Available Information; Information Incorporated By Reference
3 McDonald's Corporation
3 MCDirect Shares
8 U.S. Federal Income Taxation
8 Use of Proceeds
8 Plan of Distribution
8 Legal Matters
8 Experts
8 Inquiries

Available Information; Information Incorporated By Reference
The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 W. Madison St., Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York and Chicago Stock Exchanges.

The McDonald's Annual Report on Form 10-K for the latest fiscal year, all Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K filed by McDonald's pursuant to Section 13 or 15(d) of the Exchange Act since the end of such fiscal year, and the description of Common Stock which is contained in a Registration Statement on the Company's Form 8 Amendment to Registration Statement on Form 10, as filed with the Commission on April 23, 1991, including any amendment or report filed for the purpose of updating such description, have been filed with the Commission and are incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

McDonald's will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Investor Relations Service Center, McDonald's Corporation, Kroc Drive, Oak Brook, Illinois 60521, telephone: 1-630-623-7428.

A McDonald's franchisee provides food services exclusively to U.S. government personnel stationed at the U.S. naval station in Guantanamo Bay, Cuba. This statement is made pursuant to the disclosure requirements of Florida law and is accurate as of the date of the Prospectus. Investors may obtain current information by contacting the Florida Department of Banking and Finance, The Capitol, Tallahassee, Florida 32399-0350, telephone: 1-904-488-9805.

McDonald's Corporation
The Company's principal executive offices are located at One McDonald's Plaza, Oak Brook, IL 60521, telephone: 1-630-623-3000. McDonald's Corporation and its subsidiaries develop, operate, franchise and service a worldwide system of restaurants which prepare, assemble, package and sell a limited menu of value-priced foods. These restaurants are operated by the Company and its subsidiaries or, under the terms of franchise agreements, by franchisees who are independent third parties, or by affiliates operating under joint-venture agreements between the Company or its subsidiaries and local business people. Uniform standards for quality of product, cleanliness and efficiency, speed and service have been established. The McDonald's System includes over 20,000 restaurants worldwide which are located in 99 countries.

MCDirect Shares
Purpose
MCDirect Shares is a direct stock purchase plan through which investors can begin and build their McDonald's shareownership and reinvest dividends.

Administration
First Chicago Trust Company of New York has been appointed to administer the Plan, purchase and hold shares of stock acquired under the Plan, maintain records, send statements of account to participants, and perform other duties related to the Plan.

Eligibility
Any person or entity is eligible to participate in the Plan provided that (i) such person or entity fulfills the requirements described below under "Enrollment Procedures" and (ii) in the case of foreign investors, participation is limited to shareholders and McDonald's System members whose participation would not violate local laws and regulations. McDonald's franchisees and suppliers, their employees and employee benefit plans, as well as employees of McDonald's, its subsidiaries and affiliates are collectively referred to herein as the "McDonald's System."

Regulations in certain countries may limit or prohibit participation in this type of Plan. Therefore, persons residing outside the U.S. who wish to participate in the Plan should first determine whether they are subject to any governmental regulations prohibiting their participation.

Enrollment Procedures
Shareholders

Shareholders who hold at least 25 shares of Common Stock registered directly in their name may join the Plan by completing the Enrollment Form. Shareholders who hold less than 25 shares registered directly in their name may enroll either by investing at least $1,000 or by authorizing monthly Automatic Investments of at least $100. See "Methods of Investment--Automatic Investment" on page 11.

Non-shareholders

Eligible investors may join the Plan by returning a completed Enrollment Form to the Administrator. To enroll, investors must make an initial investment of at least $1,000 or authorize Automatic Investments of at least $100 per month. See "Methods of Investment--Automatic Investment" on page 11.

McDonald's System Members

If offered by their employers, McDonald's System members may also join the Plan by returning a completed Enrollment Form to the Administrator and authorizing payroll deduction contributions to the Plan of at least $20 per investment. See "Methods of Investment--Payroll Deductions" on page 11.

"Street Name" Holders

Owners of shares of Common Stock held on their behalf by a bank, broker, or trustee may join the Plan by registering at least 25 shares of Common Stock directly in their name and by returning a completed Enrollment Form to the Administrator. See "Transfer of Shares from Street Name" on page 11.

IRAs

Individuals may establish an IRA which invests in Common Stock through the Plan by returning a completed IRA Enrollment Form and making an initial investment to the IRA of at least $1,000 or by transferring at least 25 shares of Common Stock or $1,000 or more from an existing IRA, and by completing an IRA Enrollment Form and an IRA Funds Transfer Form. These forms and a disclosure statement are available from the Administrator.

Participants will be charged fees for participating in the Plan, including an enrollment fee, an annual account fee and, if applicable, an annual IRA fee. See "Service Fees" on page 13.

Methods of Investment

A participant's total annual investment cannot exceed $250,000 per calendar year and must be made in U.S. dollars. For the purpose of applying this limit, all investments during any calendar year (including initial and ongoing investments, but excluding dividend reinvestments and share deposits) are aggregated. No interest will be paid on amounts held by the Administrator pending investment.

Check Investment

Participants may invest through the Plan by mailing a check or money order for at least $100, payable to "First Chicago Trust Company of New York", to the Administrator with the detachable transaction form ("Transaction Form") from an account statement or transaction advice. Any individual or entity (including, but not limited to, McDonald's, its subsidiaries and affiliates) may make additional cash investments on behalf of any participant or eligible investor as a gift, award or as an incentive for future performance.

Automatic Investment

Participants may make automatic monthly investments through electronic withdrawals of at least $100 from a predesignated account with a U.S. financial institution. To initiate Automatic Investments, participants must complete and return the Automatic Investment section of the Enrollment Form. Automatic Investments will be initiated as promptly as practicable and, after initiated, funds will be drawn on either the 15th of each month or the last day of each month (whichever date the participant has designated), or if the date falls on a bank holiday, the next business day. Participants should allow up to four weeks for the first Automatic Investment to be initiated.

Participants may change or terminate Automatic Investments by notifying the Administrator in writing at least six business days prior to the next Automatic Investment date.

Payroll Deductions

If offered by their employers, McDonald's System members may authorize payroll deduction contributions to the Plan of at least $20 per investment. McDonald's System members should contact their personnel department or human resources representative to determine if payroll deductions are available to them and what the procedures are for initiating, changing and terminating payroll deductions.

Dividends

Dividends on all shares of Common Stock, including fractional shares, held in the Plan by participants will be automatically reinvested, less applicable fees, in additional shares of Common Stock.

Participants will be charged fees to purchase shares of Common Stock under the Plan.
See "Service Fees" on page 13.

Transfer of Shares from Street Name

Beneficial owners whose shares are registered in the name of a bank, a broker, a trustee or other agent may transfer these shares to a Plan account by directing their agent to register these shares directly in their name and deliver a certificate to them.

Purchases of Common Stock

At McDonald's discretion, Plan shares will be purchased by the Administrator either on the open market or directly from McDonald's. Shares purchased by the Administrator on the open market may be made on any stock exchange in the U.S. where the Common Stock is traded, in the over-the-counter market, or by negotiated transactions on such terms as the Administrator may reasonably determine at the time of purchase. Any shares purchased by the Administrator from McDonald's will be made in accordance with applicable requirements. Neither McDonald's nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

Purchases will be made weekly, but may be made daily when practicable. If any such date is a day when the New York Stock Exchange is not open, purchases will be made the next day. The price to participants of shares purchased under the Plan will be 100% of the average price. When Common Stock is purchased on the open market, the average price will be the weighted average purchase price of shares purchased on that date. In the case of purchases from McDonald's, the average price is determined by averaging the high and low sales prices of Common Stock as reported on the New York Stock Exchange Composite Tape on that date.

Participants will be charged fees to purchase shares of Common Stock under the Plan. See "Service Fees" on page 13.

Sales of Common Stock

Participants (or non-Plan participants who hold shares in safekeeping) may sell some or all of the whole shares held in their account by calling 1-800-Mc1-STCK and selecting the appropriate automated option or by completing and returning the appropriate section of a transaction form to the Administrator. The Administrator, at its discretion, will sell those shares, along with shares to be sold for other accounts, as promptly as practicable at 100% of the then current market price of the Common Stock and will send the participant a check or wire the sales proceeds, less applicable fees.

Participants will be charged fees to sell shares of Common Stock under the Plan. See "Service Fees" on page 13.

Withdrawal from the Plan

Participants may withdraw from the Plan by giving written notice to the Administrator or by completing and returning the appropriate section of the transaction form to the Administrator. Upon withdrawal, the Administrator will transfer all shares of Common Stock held in the participant's Plan account to a book-entry account maintained by the Administrator ("Book-Entry"), unless the participant requests that the Administrator either (i) send the participant a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional shares (based on 100% of the then current market price of the Common Stock, less applicable fees); or (ii) sell all shares in the Plan account as described under "Sales of Common Stock."

Certificates issued upon withdrawal will be issued in the name or names in which the account is maintained, unless otherwise instructed. If the certificate is to be issued in a name other than that on the participant's Plan account, the signature(s) on the instructions or stock power must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program.

No certificates will be issued for fractional shares.

Notices of withdrawal will be duly processed by the Administrator and uninvested funds will be returned to the withdrawing participant as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed to the participant as soon as practicable following the payment date. Thereafter, dividends will be paid in cash unless and until the shareholder rejoins the Plan.

Safekeeping

Both participants and non-participants may deposit some or all of their certificates with the Administrator for safekeeping. Shares deposited will be credited to the individual's account as maintained by the Administrator. By using the Plan's safekeeping service, shareholders no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. Shareholders using this service who are not Plan participants will receive dividends in cash until they enroll in the Plan. Shares held in safekeeping may be sold or transferred as described in "Sales of Common Stock" on page 12 and "Gift/Transfer of Shares" below.

To deposit certificates in the Plan's safekeeping service, shareholders should send their certificates by registered and insured mail to the Administrator with written instructions to deposit such shares. The certificates should not be endorsed and the assignment section should not be completed.

Gift/Transfer of Shares

Shareholders may transfer the ownership of some or all of their Plan shares or shares held in safekeeping by sending the Administrator written, signed transfer instructions. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program.

Shares may be transferred to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of less than 25 shares. If opening a new Plan account, a completed enrollment form must accompany the gift/transfer instructions.


Service Fees
----------------------------------------------------------------------------
Annual Account Fee (charged in quarterly installments of $.75)        $ 3.00
----------------------------------------------------------------------------
Enrollment Fee                                                        $ 5.00
----------------------------------------------------------------------------
Investment Fees*
via check or wire                                                     $ 5.00


via Automatic Investment                                              $ 1.00
via payroll deduction**                                               $  .50
----------------------------------------------------------------------------
Sales Fee*                                                            $10.00
proceeds via wire*                                                add $25.00
----------------------------------------------------------------------------
Fee for Bounced Checks or Rejected Automatic Investments              $20.00
----------------------------------------------------------------------------
Annual IRA Fee                                                        $35.00
----------------------------------------------------------------------------

*Plus a $.10 per share trading fee which is capped at $5.00 per trade. **Fee waived from May 1, 1996 through April 30, 1997.

The Administrator will deduct the applicable fees from proceeds due from a sale, funds received for investment or the payment of dividends. The Administrator will charge applicable fees for IRA accounts as described in the disclosure statement. If not paid separately, the annual IRA fee will be deducted from the participant's initial investment. Thereafter, if not paid separately, the annual IRA fee will be deducted from the participant's Plan account by selling sufficient shares to cover the fee.

Because of the structure of the service fees, the cost of participation in the Plan on a per share basis decreases as the number of shares held by a participant in the Plan increases. Accordingly, shareholders are urged to carefully consider the impact of the costs of participation in the Plan on investment returns.

Communication

The Administrator will establish and maintain a separate account under the Plan for each participant. Participants will receive transaction advices or statements for account activity (except reinvested dividends and payroll deductions) and quarterly statements listing all transactions in the participant's account for that quarter.

Stock Splits; Stock Dividends; Other Distributions

In the event dividends are paid in Common Stock, or if Common Stock is distributed in connection with any stock split or similar transaction, each account shall be adjusted to reflect the receipt of the Common Stock so paid or distributed.

Rights of Participants

All Common Stock purchased and/or held pursuant to the Plan will be held by the Administrator, registered in a nominee name, as custodian. Participants will receive all reports distributed to McDonald's shareholders, as well as proxy materials, including a proxy for shares of Common Stock held in a participant's Plan account, relating to any annual or special meeting of McDonald's common shareholders. Plan shares will be voted as and to the extent specified thereon by a participant. If a participant fails to vote Plan shares prior to the fifth day before a shareholder meeting, the Administrator will vote them in accordance with the majority of Plan shares voted by participants.

Responsibility of the Administrator and McDonald's
Neither McDonald's nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including without limitation, the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or any act or omission to act with respect to the prices at which shares are purchased or sold for a participant's account or the times at which such purchases or sales are made.

Each participant should recognize that neither McDonald's nor the Administrator can assure a profit or protect against a loss on shares purchased under the Plan. The establishment and maintenance of the Plan by McDonald's does not constitute an assurance with respect to either the value of Common Stock or whether the Company will continue to pay dividends on Common Stock or at what rate.

Modification or Termination of the Plan
McDonald's may modify or terminate the Plan at any time and, in such event, participants will be so notified. No modification or termination will affect previously executed transactions. The Administrator also reserves the right to change any administrative procedures of the Plan.

Interpretation of the Plan
McDonald's may in its absolute discretion interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and resolve questions or ambiguities concerning the various provisions of the Plan.

Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

Change of Eligibility; Termination
The Administrator will from time to time review the status of participants to determine whether they continue to be eligible to participate in the Plan. If the Administrator determines that a participant no longer qualifies in any of the categories listed above under "Eligibility," or if the Plan is terminated for any reason whatsoever, the Administrator will so notify the participant in writing. Not later than 30 days following such notice, the Administrator will transfer all shares of Common Stock in the participant's Plan account to Book-Entry, unless the participant requests that the Administrator (i) send the participant a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional shares (based on the then current market price, less applicable fees); or (ii) sell all shares in the Plan account in the manner described on page 12 under "Sales of Common Stock." If a participant's account is inactive over a long period of time and consists of only a fractional share, the Administrator may close such account by notifying this participant in writing and sending a check for the value of the fractional share based on the last sale price for any whole shares sold.

U.S. Federal Income Taxation
Cash dividends reinvested under the Plan will be taxable as having been received by a participant, even though the participant has not actually received them in cash. A participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service ("Service") as dividend income.

A participant will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Service regulations. Where applicable, this withholding tax is determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Common Stock.

The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. In addition, special tax considerations may apply to certain participants, such as those participating through an IRA. Therefore, participants are urged to consult their tax advisors regarding the consequences of participation in the Plan.

Use of Proceeds
McDonald's will receive proceeds from the purchase of Common Stock pursuant to the Plan only to the extent that such purchases are made directly from McDonald's, and not from open market purchases by the Administrator. Proceeds received by McDonald's from such purchases shall be used for general corporate purposes.

Plan of Distribution
Common Stock offered pursuant to the Plan will be purchased in the open market or, at McDonald's option, directly from McDonald's. Participants will be charged fees for participating in the Plan. See "Service Fees" on page 6 for a complete description. All other costs related to the administration of the Plan will be paid by McDonald's.

Legal Matters
The legality of the Common Stock covered hereby has been passed upon for McDonald's by Shelby Yastrow, Esq., Executive Vice President of McDonald's. Mr. Yastrow owns shares of Common Stock, both directly and as a participant in various employee benefit plans, and he is eligible to participate in the Plan.

Experts
The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Inquiries

Telephone inquiries regarding Plan accounts may be directed to the Administrator at 1-800-Mc1-STCK (U.S. and Canada) or 1-201-222-4990 (other countries call collect) or 1-201-222-4945 (TDD# for hearing impaired). Written inquiries should be directed to McDonald's Shareholder Services, c/o First Chicago Trust Company of New York, P.O. Box 2591, Jersey City, New Jersey 07303-2591, and should include the transaction form, found at the bottom of each account statement, or a letter which includes the participant's account number and refers to MCDirect Shares and a daytime telephone number.

McDonald's Corporation                             Bulk Rate
McDonald's Plaza                                   U.S. Postage PAID
Oak Brook IL 60521                                 Permit No. 78
                                                   Deer Park NY

Questions regarding MCDirect Shares should be directed to McDonald's Shareholder Services at 1-800-Mc1-STCK (U.S. and Canada) or 1-201-222-4990 (other countries call collect).

The information contained in this brochure is as of December 1996 and highlights some of the aspects of the Company's business, but is not a complete description of the Company, its activities or its prospects. This brochure should be read in conjunction with the accompanying prospectus and the documents incorporated by reference therein. Unless read in conjunction with the accompanying prospectus, this brochure does not constitute an offer to sell or the solicitation of an offer to buy. There shall be no sale of these securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The following trademarks used herein are owned by McDonald's Corporation:
McDonald's, The Golden Arches Logo, MCDirect Shares, The Design of Ronald McDonald, 1-800-Mc1-STCK.

(C) 1996 McDonald's Corporation McD 5-2908
Printed in the United States of America

Printed on recycled paper with
50% recycled fiber; 10% post-consumer fiber